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                                                                     EXHIBIT 5.1




                                  May 10, 1995

Board of Directors
Union Texas Petroleum
  Holdings, Inc.
1330 Post Oak Boulevard
Houston, Texas 77056

Gentlemen:

          As General Counsel of Union Texas Petroleum Holdings, Inc., a Delaware corporation (the "Company"), I have acted as counsel in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended, of the issuance of 4,000,000 shares of Common Stock, par value $0.05 per share ("Common Stock"), of the Company (the "Shares") issuable upon the exercise of options granted pursuant to the Union Texas Petroleum Holdings, Inc. 1994 Incentive Plan (the "Plan").

          As the basis for the opinions hereinafter expressed, I have examined, or caused attorneys under my supervision to examine, such corporate records and documents, certificates of corporate and public officials and such other instruments as I have deemed necessary for the purposes of the opinions contained herein. As to all matters of fact material to such opinions, I have relied upon the representations of officers of the Company. I have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the original documents of all documents submitted to me as copies.

          Based upon the foregoing and having due regard for such legal considerations as I deem relevant, I am of the opinion that the Shares to be offered under the Plan have been duly authorized, and that the Shares, when properly issued under the Plan, will be validly issued, fully paid and nonassessable.

          I hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the reference to my name under Item 5 of the Registration Statement.

                                        Very truly yours,


                                        Newton W. Wilson, III